EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees

First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 33-22837 and 333-190228) of our report dated June 25, 2014, with respect to the financial statements and supplemental schedules of the First Financial Holdings, Inc. Sharing Thrift Plan included in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman, LLP

Charlotte, North Carolina

June 25, 2014